                                                                     EXHIBIT 2.4

                 MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

                                    Between

                            HEWLETT-PACKARD COMPANY

                                      AND

                          AGILENT TECHNOLOGIES, INC.

                       Effective as of __________, 1999

                 MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

                               TABLE OF CONTENTS

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ARTICLE I DEFINITIONS....................................................................    1

         1.1      AFFILIATED COMPANY.....................................................    1
         1.2      AGILENT PATENTS........................................................    2
         1.3      AGILENT PRODUCTS.......................................................    2
         1.4      ALLOCATED PATENT ASSETS DATABASE.......................................    2
         1.5      ASSIGNED PATENTS.......................................................    2
         1.6      CAPTURE PERIOD.........................................................    3
         1.7      DISTRIBUTION DATE......................................................    3
         1.8      FIRST EFFECTIVE FILING DATE............................................    3
         1.9      HP PATENTS.............................................................    3
         1.10     HP PRODUCTS............................................................    4
         1.11     INVENTION DISCLOSURE...................................................    4
         1.12     JOINT PATENTS..........................................................    4
         1.13     LICENSED PATENTS.......................................................    5
         1.14     MASTER SEPARATION AGREEMENT............................................    5
         1.15     PATENT FIELD DEFINITION DATABASE.......................................    5
         1.16     PATENTS................................................................    5
         1.17     PERSON.................................................................    5
         1.18     SEPARATION DATE........................................................    5
         1.19     SUBSIDIARY.............................................................    5
         1.20     THIRD PARTY............................................................    6

ARTICLE II ASSIGNMENTS...................................................................    6

         2.1      ASSIGNED PATENTS.......................................................    6
         2.2      JOINT PATENTS..........................................................    6
         2.3      PRIOR GRANTS...........................................................    6
         2.4      ASSIGNMENT DISCLAIMER..................................................    7

ARTICLE III LICENSES AND RIGHTS..........................................................    7

         3.1      LICENSE GRANTS TO HP...................................................    7
         3.2      LICENSE GRANTS TO AGILENT..............................................    7
         3.3      SUBLICENSE RIGHTS......................................................    7
         3.4      HAVE MADE RIGHTS.......................................................    8
         3.5      DURATION...............................................................    8
         3.6      SALE OF A BUSINESS, SUBSIDIARY OR AFFILIATED COMPANY...................    9
         3.7      SALE OF A PARTY OR ALL ASSETS OF A PARTY...............................   11
         3.8      RIGHTS TO JOINT PATENTS................................................   11
         3.9      PATENT APPLICATIONS AND INVENTION DISCLOSURES..........................   12


                               TABLE OF CONTENTS
                                  (Continued)

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         3.10     TURBO COOLER PATENTS...................................................   12
         3.11     DISPLAY PATENTS........................................................   12

ARTICLE IV ADDITIONAL OBLIGATIONS........................................................   13

         4.1      ADDITIONAL OBLIGATIONS WITH REGARD TO ASSIGNED PATENTS.................   13
         4.2      ADDITIONAL OBLIGATIONS WITH REGARD TO HP PATENTS.......................   13
         4.3      ADDITIONAL OBLIGATIONS WITH REGARD TO JOINT PATENTS....................   14
         4.4      DEFENSIVE PROTECTION MEASURES..........................................   15
         4.5      STANDARDS BODIES.......................................................   15
         4.6      ASSIGNMENT OF PATENTS..................................................   15
         4.7      RESPONSE TO REQUESTS...................................................   15
         4.8      RECORDATION OF LICENSES................................................   15

ARTICLE V CONFIDENTIALITY................................................................   16

ARTICLE VI TERMINATION...................................................................   16

         6.1      VOLUNTARY TERMINATION..................................................   16
         6.2      SURVIVAL...............................................................   16
         6.3      NO OTHER TERMINATION...................................................   16

ARTICLE VII DISPUTE RESOLUTION...........................................................   17

         7.1      NEGOTIATION............................................................   17
         7.2      NONBINDING MEDIATION...................................................   17
         7.3      PROCEEDINGS............................................................   17

ARTICLE VIII LIMITATION OF LIABILITY.....................................................   18

ARTICLE IX MISCELLANEOUS PROVISIONS......................................................   18

         9.1      DISCLAIMER.............................................................   18
         9.2      NO IMPLIED LICENSES....................................................   18
         9.3      INFRINGEMENT SUITS.....................................................   18
         9.4      NO OTHER OBLIGATIONS...................................................   19
         9.5      ENTIRE AGREEMENT.......................................................   19
         9.6      GOVERNING LAW..........................................................   19
         9.7      DESCRIPTIVE HEADINGS...................................................   19
         9.8      NOTICES................................................................   19
         9.9      NONASSIGNABILITY.......................................................   20
         9.10     SEVERABILITY...........................................................   20
         9.11     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE..................   20
         9.12     AMENDMENT..............................................................   20
         9.13     COUNTERPARTS...........................................................   21


                               TABLE OF CONTENTS
                                  (Continued)

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
         EXHIBIT A:        AFFILIATED COMPANIES
         EXHIBIT B:        HP FIELD RESTRICTIONS
         EXHIBIT C:        AGILENT FIELD RESTRICTIONS

                MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

     This Master Patent Ownership and License Agreement (the "Agreement") is effective as of __________, 1999 (the "Effective Date"), between Hewlett-Packard Company, a Delaware corporation ("HP"), having an office at 3000 Hanover Street, Palo Alto, California 94304 and Agilent Technologies, Inc., a Delaware corporation ("Agilent"), having an office at 3000 Hanover Street, Palo Alto, California 94304.

     WHEREAS, the Board of Directors of HP has determined that it is in the best interest of HP and its stockholders to separate HP's existing businesses into two independent businesses;

     WHEREAS, as part of the foregoing, HP and Agilent have entered into a Master Separation Agreement (as defined below), which provides, among other things, for the separation of certain Agilent assets and Agilent liabilities, the initial public offering of Agilent stock, the distribution of such stock and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing;

     WHEREAS, also as part of the foregoing, HP desires to assign to Agilent certain patents, patent applications and invention disclosures that are owned or controlled by HP prior to the Effective Date;

     WHEREAS, the parties desire to facilitate such transaction by exchanging licenses under certain of the patents and patent applications owned or controlled by them;

     WHEREAS, HP desires to receive and Agilent is willing to grant to HP certain licenses and rights under patents and patent applications owned by Agilent; and

     WHEREAS, Agilent desires to receive and HP is willing to grant to Agilent certain licenses and rights under patents and patent applications owned by HP.

     NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For the purpose of this Agreement the following capitalized terms are defined in this Article I and shall have the meaning specified herein:

     1.1 AFFILIATED COMPANY. "Affiliated Company" means, with respect to HP, any entity in which HP holds a 50% or less ownership interest and that is listed on Exhibit A hereto and, with respect to Agilent, any entity in which Agilent holds a 50% or less ownership interest and that is listed on Exhibit A hereto; provided, however, that any such entity listed in Exhibit A shall be considered to be an Affiliated Company under this Agreement only if it agrees in writing to be bound by the terms and conditions of this Agreement. Exhibit A may be amended from time to time after the date hereof upon mutual consent of the parties.

     1.2  AGILENT PATENTS.  "Agilent Patents" means:

          (a) the Assigned Patents; except for design patents and design registrations (other than typeface design patents and typeface design registrations) with a First Effective Filing Date after the Separation Date; and

          (b) every Non-Design Patent to the extent entitled to a First Effective Filing Date prior to the expiration of the Capture Period, provided that, at any time after the First Effective Filing Date of any such Non-Design Patent and prior to the expiration of the Capture Period, Agilent (or any Subsidiary or Affiliated Company of Agilent):

              (i)   has ownership or control of any such Non-Design Patent, or

              (ii) otherwise has the right under such Non-Design Patent to grant any licenses of the type and on the terms herein granted by Agilent without the obligation to pay royalties or other consideration to Third Parties; and

          (c) applications for the foregoing Non-Design Patents described in
Section 1.2(b), including without limitation any continuations, continuations-in-part, divisions and substitutions; but

          (d) excluding from any Non-Design Patent or Non-Design Patent application described in Sections 1.2(b) and (c) any claim (i) directed to subject matter that does not appear in any Non-Design Patent application having a First Effective Filing Date prior to the expiration of the Capture Period and
(ii) of which neither Agilent nor any person having a legal duty to assign his/her interest therein to Agilent is entitled to be named as an inventor.

     1.3 AGILENT PRODUCTS. "Agilent Products" means any and all products and services of the businesses in which Agilent or any of its Subsidiaries or Affiliated Companies is now or hereafter engaged (including the business of making (but not having made) Third Party products for Third Parties when Agilent is acting as a contract manufacturer or foundry for such Third Parties).

     1.4 ALLOCATED PATENT ASSETS DATABASE. "Allocated Patent Assets Database" means the Allocated Patent Assets Database, as it may be updated by the parties upon mutual agreement to add Patents, Patent applications and Invention Disclosures as of the Separation Date.

     1.5  ASSIGNED PATENTS.  "Assigned Patents" means only those

          (a) Patents, Patent applications and Invention Disclosures allocated to Agilent in the Allocated Patent Assets Database;

          (b) Patent applications filed on the foregoing Invention Disclosures described in Section 1.5(a);

          (c) continuations, continuations-in-part, divisions and substitutions of any of the foregoing Patent applications described in Sections 1.5(a) and
(b);

          (d) Patents which may issue on any of the foregoing Patent applications described in Sections 1.5(a)-(c);

          (e) renewals, reissues, reexaminations and extensions of the foregoing Patents described in Sections 1.5(a) and (d); and

          (f) foreign Patent applications and Patents that are counterparts of any of the foregoing Patent applications or Patents described in Sections 1.5(a)-(e), including any Patent application or Patent to the extent that it claims priority from any of the foregoing Patent applications or Patents described in Sections 1.5(a)-(e); but

          (g) excluding from any Patent or Patent application described in Sections 1.5(c)-(f) any claim (i) directed to subject matter that does not appear in any Patent application having a First Effective Filing Date prior to the Separation Date and (ii) of which neither Agilent nor any person having a legal duty to assign his/her interest therein to Agilent is entitled to be named as an inventor.

     1.6 CAPTURE PERIOD. "Capture Period" means the period ending five (5) years from the Separation Date.

     1.7 DISTRIBUTION DATE. "Distribution Date" has the meaning set forth in the Master Separation Agreement.

     1.8 FIRST EFFECTIVE FILING DATE. "First Effective Filing Date" means the earliest effective filing date in the particular country for any Patent or any application for any Patent. By way of example, it is understood that the First Effective Filing Date for a United States Patent is the earlier of (i) the actual filing date of the United States Patent application which issued into such Patent, (ii) the priority date under 35 U.S.C. (S) 119 for such Patent, or
(iii) the priority date under 35 U.S.C. (S) 120 for such Patent.

     1.9  HP PATENTS.  "HP Patents" means:

          (a) every Non-Design Patent to the extent entitled to a First Effective Filing Date prior to the expiration of the Capture Period, provided that, at any time after the First Effective Filing Date of any such Non-Design Patent and prior to the expiration of the Capture Period, HP (or any Subsidiary or Affiliated Company of HP):

              (i)    has ownership or control of any such Non-Design Patent, or

              (ii) otherwise has the right under such Non-Design Patent to grant any licenses of the type and on the terms herein granted by HP without the obligation to pay royalties or other consideration to Third Parties; and

          (b) applications for the foregoing Non-Design Patents described in
Section 1.9(a), including without limitation any continuations, continuations-in-part, divisions and substitutions; but

          (c) excluding from any Non-Design Patent or Non-Design Patent application described in Sections 1.9(a) and (b) any claim (i) directed to subject matter that does not appear in any Patent application having a First Effective Filing Date prior to the expiration of the Capture Period and (ii) of which neither HP nor any person having a legal duty to assign his/her interest therein to HP is entitled to be named as an inventor.

          (d) Notwithstanding the foregoing, the term "HP Patents" does not include Agilent Patents.

     1.10 HP PRODUCTS. "HP Products" means any and all products and services of the businesses in which HP or any of its Subsidiaries or Affiliated Companies is now or hereafter engaged (including the business of making (but not having made) Third Party products for Third Parties when HP is acting as a contract manufacturer or foundry for such Third Parties).

     1.11 INVENTION DISCLOSURE. "Invention Disclosure" means a disclosure of an invention (i) written for the purpose of allowing legal and business people to determine whether to file a Patent application with respect to such invention and (ii) recorded with a control number in the owning party's records) with a First Effective Filing Date after the Separation Date.

     1.12 JOINT PATENTS.  "Joint Patents" means:

          (a) Patents, Patent applications and Invention Disclosures allocated to the parties jointly in the Allocated Patent Assets Database;

          (b) Patent applications filed on the foregoing Invention Disclosures described in Section 1.12 (a);

          (c) continuations, continuations-in-part, divisions and substitutions of any of the foregoing Patent applications described in Sections 1.12 (a) and
(b);

          (d) Patents which may issue on any of the foregoing Patent applications described in Sections 1.12 (a)-(c);

          (e) renewals, reissues and extensions of the foregoing Patents described in Sections 1.12(a) and (d); and

          (f) foreign Patent applications and Patents that are counterparts of any of the foregoing Patent applications or Patents described in Sections 1.12
(a)-(e), including any Patent
application or Patent that takes priority from any of the foregoing Patent applications or Patents described in Sections 1.12 (a)-(e); but

          (g) excluding from any Patent or Patent application described in Sections 1.12 (c)-(f) any claim (i) directed to subject matter that does not appear in any Patent application having a First Effective Filing Date prior to the Separation Date and (ii) of which there is no joint inventorship including at least one Agilent employee and at least one HP employee.

     1.13 NON-DESIGN PATENTS. "Non-Design Patents" means Patents except for design patents (other than typeface design patents and typeface design registrations) to the extent that such design patents have a First Effective Filing Date after the Separation Date.

     1.14 MASTER SEPARATION AGREEMENT. "Master Separation Agreement" means the Master Separation and Distribution Agreement between the parties.

     1.15 PATENT FIELD DEFINITION DATABASE. "Patent Field Definition Database" means the Patent Field Definition Database, as it may be updated by the parties as of the Separation Date.

     1.16 PATENTS. "Patents" means patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all reissues, renewals, re-examinations and extensions of any of the foregoing.

     1.17 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     1.18 SEPARATION DATE. "Separation Date" means 12:01 a.m., Pacific Time, November 1, 1999 or such other date as may be fixed by the Board of Directors of HP.

     1.19 SUBSIDIARY. "Subsidiary" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. Unless the context otherwise requires, reference to HP and its Subsidiaries shall not include the subsidiaries of HP that will be transferred to Agilent after giving effect to the Separation (as defined in the Master Separation Agreement), including the actions taken pursuant to the Non-US Plan (as defined in the Master Separation Agreement). For example, if HP owns 70% of the stock of another corporation, and that corporation owns 60% of the equity interest of a limited liability company, then that corporation is a Subsidiary of HP but that limited liability company is not. However, if such corporation owns 90% of the equity interest of a limited liability company, then that limited liability company is a Subsidiary of HP. For the avoidance of doubt, this definition of Subsidiary is different from the definition of Subsidiary in the Master Separation Agreement.

     1.20 THIRD PARTY. "Third Party" means a Person other than HP and its Subsidiaries and Affiliated Companies and Agilent and its Subsidiaries and Affiliated Companies.

                                  ARTICLE II

                                  ASSIGNMENTS

     2.1 ASSIGNED PATENTS. Subject to Sections 2.3 and 2.4 below, HP hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Agilent, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) right, title and interest in and to the Assigned Patents, to be held and enjoyed by Agilent, its successors and assigns. HP further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Agilent all its (and their) right, title and interest in and to any and all causes of action and rights of recovery for past infringement of the Assigned Patents and the right to claim priority from the Assigned Patents. HP will, without demanding any further consideration therefor, at the request and expense of Agilent (except for the value of the time of HP employees), do (and cause its Subsidiaries to do) all lawful and just acts, that may be or become necessary for prosecuting, sustaining, obtaining continuations of, or reissuing said Assigned Patents and for evidencing, maintaining, recording and perfecting Agilent's rights to said Assigned Patents, consistent with HP's general business practice as of the Separation Date, including but not limited to execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Agilent for each Patent jurisdiction.

     2.2 JOINT PATENTS. Subject to Sections 2.3, 2.4, 3.8 and 4.3 below, HP hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Agilent, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), an undivided one-half interest in and to the Joint Patents, to be held and enjoyed by Agilent, its successors and assigns. HP further grants, conveys, and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Agilent an undivided one-half interest in and to any and all causes of action and rights of recovery for past infringement of the Joint Patents and the right to claim priority from the Joint Patents. HP will, without demanding any further consideration therefor, at the request and expense of Agilent (except for the value of the time of HP employees), do (and cause its Subsidiaries to do) all lawful and just acts, that may be or become necessary for evidencing, maintaining, recording and perfecting Agilent's rights to said Joint Patents consistent with HP's general business practice as of the Separation Date, including but not limited to execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Agilent for each Patent jurisdiction.

     2.3 PRIOR GRANTS. Agilent acknowledges and agrees that the foregoing assignments are subject to any and all licenses or other rights that may have been granted by HP or its Subsidiaries with respect to the Assigned Patents and the Joint Patents prior to the Separation Date. HP shall respond to reasonable inquiries from Agilent regarding any such prior grants.

     2.4 ASSIGNMENT DISCLAIMER. AGILENT ACKNOWLEDGES AND AGREES THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS-IS," QUITCLAIM BASIS AND THAT NEITHER HP NOR ANY SUBSIDIARY OR AFFILIATED COMPANY OF HP HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY, NON-INFRINGEMENT, OR VALIDITY OF PATENT CLAIMS (ISSUED OR PENDING).

                                  ARTICLE III

                              LICENSES AND RIGHTS

     3.1 LICENSE GRANTS TO HP. Agilent grants (and agrees to cause its appropriate Subsidiaries or Affiliated Companies to grant) to HP, under the Agilent Patents, a personal, irrevocable, nonexclusive, worldwide, fully-paid, royalty-free and non-transferable (except as set forth in Section 9.9) license to make (including the right to practice methods, processes and procedures), have made, use, lease, sell, offer for sale and import HP Products in all fields of use except in the fields of use set forth on Exhibit B. In addition, the foregoing license grants are subject to the special contract terms, if any, set forth in the Allocated Patent Assets Database.

     3.2 LICENSE GRANTS TO AGILENT. HP grants (and agrees to cause its appropriate Subsidiaries or Affiliated Companies to grant) to Agilent, under the HP Patents, a personal, irrevocable, nonexclusive, worldwide, fully-paid, royalty-free and non-transferable (except as set forth in Section 9.9) license to make (including the right to practice methods, processes and procedures), have made, use, lease, sell, offer for sale and import Agilent Products in all fields of use except in the fields of use set forth on Exhibit C. In addition, the foregoing license grants are subject to the special contract terms, if any, set forth in the Allocated Patent Assets Database.

     3.3  SUBLICENSE RIGHTS.

          (a) Subject to Sections 3.5 and 3.6, each party may grant sublicenses to its respective Subsidiaries within the scope of its respective license hereunder (with no right to grant further sublicenses other than, in the case of a sublicensed Subsidiary, to another Subsidiary of such party and as described in Sections 3.3(e) and (f) below).

          (b) Subject to Sections 3.5 and 3.6, each party may grant sublicenses to its respective Affiliated Companies within the scope of its respective license hereunder (with no right to grant further sublicenses other than, in the case of a sublicensed Affiliated Company, to such Affiliated Company's wholly-owned subsidiaries and as described in Sections 3.3(e) and (f) below).

          (c) Any sublicense under Section 3.3(a) or 3.3(b) may be made effective retroactively, but not prior to the sublicensee's becoming a Subsidiary or Affiliated Company of the granting party.

          (d) Each party may grant sublicenses to Third Parties within the scope of their respective licenses hereunder with respect to the Patents identified as sublicensable in the Allocated Patent Assets Database, subject to prior written approval by the other party. Such sublicense shall be deemed approved if not disapproved in writing within thirty (30) days of written request to such other party. Such sublicense shall be subject to any special contract terms applicable to Third Party sublicenses set forth in the Allocated Patent Assets Database. The sublicense agreement between the sublicensor and the Third Party sublicensee shall provide that the owner of the sublicensed Patent may terminate the sublicense for breach upon written notice to the sublicensee, subject to a cure period of not less than thirty (30) days, and may seek immediate injunctive relief in the event of any breach.

          (e) Any licenses granted by HP to its distributors, resellers, OEM customers, VAR customers, VAD customers, systems integrators and other channels of distribution and to its end user customers with respect to any HP Product in the form of software, may include a sublicense under the Agilent Patents within the scope of HP's license hereunder, provided that the scope of such sublicense is limited to the exercise of the rights granted by HP with respect to the HP Product.

          (f) Any licenses granted by Agilent to its distributors, resellers, OEM customers, VAR customers, VAD customers, systems integrators and other channels of distribution and to its end user customers with respect to any Agilent Product in the form of software may include a sublicense under the HP Patents within the scope of Agilent's license hereunder, provided that the scope of such sublicense is limited to the exercise of the rights granted by Agilent with respect to the Agilent Product.

     3.4 HAVE MADE RIGHTS. Each party understands and acknowledges that the "have made" rights granted to it in Section 3.1 or 3.2, as applicable, and the sublicenses of such "have made" rights granted pursuant to Sections 3.3(a) and
(b), as applicable, are intended to cover only the products of such party, its Subsidiaries and Affiliated Companies (including private label or OEM versions of such products), and are not intended to cover foundry or contract manufacturing activities that such party may undertake through Third Parties for Third Parties.

     3.5      DURATION.

          (a) All licenses granted herein with respect to each Patent shall expire upon the expiration of the term of such Patent; provided, however, that licenses for Patents falling within Section 1.2(b)(ii) or Section 1.9(a)(ii) shall expire upon the expiration of the term of the grantor's license under such Patent.

          (b) All sublicenses granted pursuant to this Agreement to a particular Subsidiary or Affiliated Company of a party hereto shall terminate the date that, in the case of a Subsidiary of a party, the Subsidiary ceases to be a Subsidiary of such party, or, in the case of an Affiliated Company of a party, such party ceases to hold at least a thirty percent (30%) ownership interest in such Affiliated Company; provided however, that the foregoing shall not affect the other party's obligations under Section 3.6 below. The licenses granted to such other party hereunder with respect to Patents and Patent applications of such Subsidiary or Affiliated Company with a First Effective Filing Date prior to the date of such cessation shall remain in effect notwithstanding such cessation.

     3.6  SALE OF A BUSINESS, SUBSIDIARY OR AFFILIATED COMPANY.

          (a) If either party (the "Transferring Party"), after the Separation Date, transfers a going business (but not all or substantially all of its business or assets), and such transfer includes at least one marketable product and tangible assets having a net value of at least ten million U.S. dollars ($10,000,000.00), regardless of whether such transfer is part of (i) an asset sale to any Third Party, (ii) a sale of shares or securities in a Subsidiary or Affiliated Company to a Third Party such that (A) in the case of a Subsidiary, the Subsidiary ceases to be a Subsidiary, or in the case of an Affiliated Company, the Transferring Party ceases to hold at least a thirty percent (30%) of the outstanding shares or securities in such Affiliated Company and (B) the Third Party owns at least eighty percent (80%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority, or (iii) a sale of shares or securities in a Subsidiary or Affiliated Company such that (A) in the case of a Subsidiary, the Subsidiary ceases to be a Subsidiary, or in the case of an Affiliated Company, the Transferring Party ceases to hold at least thirty percent (30%) of the outstanding shares or securities in such Affiliated Company and (B) no single Third Party owns at least eighty percent (80%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such ex-Subsidiary or ex-Affiliated Company;

          (b) then, upon written request to the other party (the "Non-Transferring Party") jointly by the Transferring Party and the Transferee (as defined below) within sixty (60) days following the transfer, the Non-Transferring Party shall grant a royalty-free license to the Transferee under the same terms as the license granted to the Transferring Party under this Agreement subject to the following:

              (i) the effective date of such license shall be the effective date of such transfer,

              (ii) the products, services and processes of the Transferee that are subject to such license shall be limited to the products, services and processes of the Subsidiary or Affiliated Company or the products, services and processes in the transferred business that are commercially released or for which substantial steps have been taken to commercialization and for new versions that have merely minor incremental differences from such products, services and processes,

              (iii) the Patents of the Non-Transferring Party that are subject to such license shall be limited to HP Patents or Agilent Patents, as the case may be, that are entitled to a First Effective Filing Date on or before the date of such transfer,

              (iv) the Transferee shall have no right to grant sublicenses (except as set forth in Sections 3.3(e) and (f) above) except that the Transferee shall have the right to grant sublicenses to any Person at least eighty percent (80%) of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority are, directly or indirectly, owned by the Transferee ("Transferee Subsidiaries"), only for so long as such ownership exists, and

              (v) this Section 3.6 shall be excluded from such license in any event;

          (c) provided, further, that the Transferee shall grant to the Non-Transferring Party a royalty-free license under the same terms as the license granted to the Non-Transferring Party by the Transferring Party under this Agreement, subject to the following:

              (i) the effective date of such license shall be the effective date of the transfer,

              (ii) the products, services and processes of the Non-Transferring Party that are subject to such license shall be all the products, services and processes that are subject to the license from the Transferring Party to the Non-Transferring Party as of the effective date of the transfer, and

              (iii) the Patents of the Transferee that are subject to such license shall be limited to all the Non-Design Patents that are entitled to a First Effective Filing Date on or before the date of such transfer and under which, at any time commencing with the date of the transfer, the Transferee or any of the Transferee Subsidiaries has ownership or control or otherwise has the right to grant such license without the obligation to pay royalties or other consideration to Third Parties; and

          (d) provided, further, that in the event that the Non-Transferring Party and the Transferee are engaged in litigation, arbitration or other formal dispute resolution proceedings covering Patent infringement (pending in any court, tribunal, or administrative agency or before any appointed or agreed upon arbitrator in any jurisdiction worldwide), then the Non-Transferring Party shall have no obligation to enter into a license with the Transferee under this
Section 3.6.

          (e) Each party may exercise its rights as the Transferring Party under this Section 3.6 no more than eight (8) times unless otherwise agreed to in writing by the other party. Notwithstanding the foregoing limitation, however, in any license granted by a Non-Transferring Party to a Transferee under this
Section 3.6, the Transferring Party may elect to relinquish its license under this Agreement in the field of use covered by the license, and such license shall not count toward the limit. In making such election, the Transferring Party promptly shall notify the Non-Transferring Party. All notices of transfer and all consents by HP and Agilent shall be effective only if provided to or by the Director of Intellectual Property of the applicable party.

          (f) As used above in this Section 3.6, "Transferee" in the case of Sections 3.6(a)(i) and (ii) means the Third Party acquiring the going business or eighty percent (80%) of the Subsidiary or Affiliated Company and in the case of Section 3.6(a)(iii) means the ex-Subsidiary or ex-Affiliated Company only.

     3.7  SALE OF A PARTY OR ALL ASSETS OF A PARTY.

          (a) Each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent in connection with a corporate reorganization which leaves such party substantially equivalent in terms of business, assets and ownership as before the reorganization (e.g., a reincorporation in another state).

          (b) Each party (or its permitted successive assignees or transferees hereunder) (the "Acquired Party") may assign or transfer this Agreement as a whole without consent to a Person that succeeds to all or substantially all of the business or assets of such party (the "Acquiring Party"); provided, however, that in the event of any assignment or transfer under this Section 3.7(b) that is not covered by Section 3.7(a) above:

              (i) the Acquired Party promptly shall give notice of such acquisition to the other party (the "Non-Acquired Party"),

              (ii) the license granted to the Acquired Party by the Non-Acquired Party pursuant to this Agreement, and any sublicenses granted by the Acquired Party to its Subsidiaries and Affiliated Companies, shall automatically become limited to the products, processes and services of the Acquired Party or its Subsidiaries or Affiliated Companies that are commercially released or for which substantial steps have been taken to commercialization as of the effective date of the acquisition and for new versions that have merely minor incremental differences from such products, processes and services and shall not in any event include any products, processes or services of the Acquiring Party, and the Capture Period for Patents under such license shall expire as of the effective date of the acquisition; provided, however, that in any event such license shall be terminable at will by the Non-Acquired Party if the Non-Acquired Party and the Acquiring Party are engaged in litigation, arbitration or other formal dispute resolution proceedings covering Patent infringement (pending in any court, tribunal, or administrative agency or before any appointed or agreed upon arbitrator in any jurisdiction worldwide) at the time that the acquisition agreement is entered into, or if such proceedings are initiated by the Acquiring Party within one hundred twenty-one days (121) days after the date that the acquisition agreement is entered into, and

              (iii) the license granted by the Acquired Party to the Non-Acquired Party pursuant to this Agreement shall remain in place unchanged except that the Capture Period for Patents under such license shall expire as of the effective date of the acquisition.

     3.8  RIGHTS TO JOINT PATENTS.

          (a) Subject to the further restrictions in this Section 3.8(a), each party has the right to practice the Joint Patents without restriction and without the consent of the other party. Certain Joint Patents are subject to the restriction that each party may not practice such Joint Patents, in certain fields of use as indicated in the Allocated Patent Assets Database.

          (b) Each party may license the Joint Patents only with the prior written consent of the other party, which consent will not be unreasonably withheld. Such consent shall be deemed given if not withheld in writing within thirty (30) days of written request to such other party.

          (c) In the event that either party (the "Transferring Party") desires to transfer its ownership interest in any or all Joint Patents to any Third Party, it shall first give the other party (the "Non-Transferring Party") notice and the opportunity to acquire any such Joint Patents for the same consideration as that offered to the Third Party. The Non-Transferring Party shall have fifteen (15) Business Days (as such term is defined in Section 9.8 below) to determine whether to acquire such Joint Patents for the same consideration as that offered to the Third Party. In the event that the Non-Transferring Party fails to respond within such fifteen (15) Business Day period or declines to accept such offer, then the Transferring Party may transfer its interest in such Joint Patents to the Third Party on the same terms offered to the Non-Transferring Party. If the Transferring Party desires to offer more favorable terms to such Third Party or to any other Third Party, then the process set forth in this Section 3.8(c) shall be repeated.

     3.9 PATENT APPLICATIONS AND INVENTION DISCLOSURES. Each party agrees, at its own expense, to provide to the other party copies of any Patents, Patent applications and Invention Disclosures that are listed in the Allocated Patent Assets Database in the form that such Patents, Patent applications and Invention Disclosures exist as of the Separation Date. Neither party has any obligation to disclose or provide copies to the other party any other Patents, Patent applications or Invention Disclosures. The licenses granted under this Agreement cover only statutory rights under Patents and statutory rights (if any) under Patent applications. Trade secret and other non-Patent licenses with respect to inventions described in Invention Disclosures and Patent applications shall be solely as set forth in the Master Technology Ownership and License Agreement or the ICBD Technology Ownership and License Agreement between the parties, as applicable.

     3.10 TURBO COOLER PATENTS. Certain Patents related to turbo coolers, as identified in the Allocated Patent Assets Database, are subject to additional terms as set forth in a separate written agreement between the parties.

     3.11 DISPLAY PATENTS. In the event that either party (the "Transferring Party") desires to transfer to any Third Party its ownership interest in any Patents that are specifically identified as "Display Patents" in the Allocated Patent Assets Database ("Display Patents"), it shall first give the other party (the "Non-Transferring Party") notice and the opportunity to acquire those Display Patents for the same consideration as that offered to the Third Party. The Non-Transferring Party shall have fifteen (15) Business Days (as such term is defined in Section 9.8 below) to determine whether to acquire such Display Patents for the same consideration as that offered to the Third Party. In the event that the Non-Transferring Party fails to respond within such fifteen (15) Business Day period or declines to accept such offer, then the Transferring Party may transfer its interest in those Display Patents to the Third Party on the same terms offered to the Non-Transferring Party. If the Transferring Party desires to offer more favorable terms to such Third Party or to any other Third Party, then the process set forth in this Section 3.11 shall be repeated.

                                  ARTICLE IV

                            ADDITIONAL OBLIGATIONS

     4.1  ADDITIONAL OBLIGATIONS WITH REGARD TO ASSIGNED PATENTS.

          (a) The parties will cooperate to effect a smooth transfer of the responsibility for prosecution, maintenance and enforcement of the Assigned Patents from HP to Agilent. Until such transfer has been effected, HP agrees to continue the prosecution and maintenance of, and ongoing litigation (if any) with respect to, the Assigned Patents (including payment of maintenance fees), and to maintain its files and records relating to the Assigned Patents using the same standard of care and diligence that it uses with respect to the HP Patents. Agilent will reimburse HP for all actual and reasonable expenses (excluding the value of the time of HP employees) to continue to prosecute and maintain the Assigned Patents after the Separation Date until the transfer of responsibility for the Assigned Patents has been completed and to continue any such ongoing litigation. The parties shall agree on a case by case basis on compensation, if any, of HP for the value of time of HP's employees as reasonably required in connection with any such litigation. HP will provide Agilent with the originals or copies of its files relating to the Assigned Patents upon such transfer or at such earlier time as the parties may agree.

          (b) HP shall provide continuing reasonable support to Agilent with respect to the Assigned Patents, including by way of example the following:

              (i) executing all documents prepared by Agilent necessary for prosecution, maintenance, and litigation of the Assigned Patents,

              (ii) making available to Agilent or its counsel, inventors and other persons employed by HP for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation of the Assigned Patents, including the signing of documents related thereto,

              (iii) forwarding copies of all correspondence sent and received concerning the Assigned Patents within a reasonable period of time after receipt by HP, and

              (iv) making all relevant documents in the possession or control of HP and corresponding to the Assigned Patents, or any licenses thereunder, available to Agilent or its counsel.

Any actual and reasonable out-of-pocket expenses associated with any such assistance shall be borne by Agilent, expressly excluding the value of the time of such HP employees; provided, however, that in the case of assistance with litigation, the parties shall agree on a case by case basis on compensation, if any, of HP for the value of the time of HP's employees as reasonably required in connection with such litigation.

     4.2 ADDITIONAL OBLIGATIONS WITH REGARD TO HP PATENTS. Agilent acknowledges that its employees and contractors who are former HP employees and contractors have a continuing duty to assist HP with the prosecution of HP Patent applications and, accordingly, Agilent agrees to make available, to HP or its counsel, inventors and other persons employed by Agilent for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation of the HP Patents, including the signing of documents related thereto. Any actual and reasonable out-of-pocket expenses associated with such assistance shall be borne by HP, expressly excluding the value of the time of such Agilent personnel; provided, however, that in the case of assistance with litigation, the parties shall agree on a case by case basis on compensation, if any, of Agilent for the value of the time of Agilent's employees as reasonably required in connection with such litigation.

     4.3  ADDITIONAL OBLIGATIONS WITH REGARD TO JOINT PATENTS.

          (a) The parties shall agree, through their respective Directors of Intellectual Property or delegates thereof, from time to time on which party shall be responsible for filing, prosecuting and maintaining any Joint Patents and such party shall conduct such prosecution by generally accepted good Patent filing and prosecution practices. The parties shall share equally any actual and reasonable out-of-pocket expenses (expressly excluding the value of the time of either party's employees) incurred in connection with such prosecution and maintenance. From time to time, upon the request of the party responsible for prosecuting and maintaining a particular Joint Patent application or Joint Patent, the other party will provide the responsible party with copies of all relevant filings and correspondence and will respond to reasonable inquiries with respect thereto. The party not responsible for prosecuting and maintaining a particular Joint Patent shall provide the following additional assistance to the responsible party:

              (i) executing all documents prepared by the responsible party necessary for prosecution and maintenance of the Joint Patent,

              (ii) making available to the responsible party or its counsel, inventors and other persons employed by the other party for interviews and/or testimony to assist in good faith in further prosecution or maintenance of the Joint Patent, including the signing of documents related thereto,

              (iii) forwarding copies of all correspondence sent and received concerning the Joint Patent within a reasonable period of time after receipt, and

              (iv) making all relevant documents in the possession or control of such other party and corresponding to the Joint Patent, or any licenses thereunder, available to the responsible party or its counsel.

          (b) Subject to Section 3.8(b), each party or any of its Subsidiaries may, at its own expense, in good faith enforce any Joint Patents against any Third Party infringer (including but not limited to past infringements) only with the prior written consent of the other party, which consent will not be unreasonably withheld. Such consent shall be deemed given if not withheld in writing within thirty (30) days of written request. The parties shall agree on a case by case basis on compensation, if any, of the other party for the value of the time of such other party's employees as reasonably required in connection with the action. If the enforcing party or any of its Subsidiaries recovers any damages or compensation for any action which the enforcing party or any of the Subsidiaries of the enforcing party solely takes hereunder, including any settlement, the enforcing party or the Subsidiaries of the enforcing party shall retain one hundred percent (100%) of such damages or compensation. If the parties cooperate in any such enforcement action, then any recovery of damages or compensation shall be allocated pursuant to mutual written agreement.

     4.4 DEFENSIVE PROTECTION MEASURES. For a period of five (5) years from the Separation Date, the parties shall cooperate reasonably and in good faith to the extent consistent with each party's own business objectives in the event that either party is involved in Patent litigation or controversies in which it would be helped in some way by the other party's Patents or relevant knowledge. Such cooperation may include, by way of example, (i) cooperation with respect to knowledge of prior art (whether the other party's or a Third Party's), (ii) consent to the granting of licenses to such other party's Patents, and (iii) assignment to such party of such other party's Patents for the purpose of bringing a counterclaim against a Third Party. The party requesting such cooperation shall bear the actual and reasonable out-of-pocket expenses of the cooperating party (except for the value of the time of the cooperating party's employees).

     4.5 STANDARDS BODIES. For a period of five (5) years from the Separation Date, the parties agree to cooperate reasonably and in good faith with each other with respect to the licensing of each party's Patents in the context of standards bodies, to the extent consistent with each party's own business objectives.

     4.6 ASSIGNMENT OF PATENTS. HP shall not assign or grant any rights under any of the HP Patents unless such assignment or grant is made subject to the licenses granted in this Agreement. Agilent shall not assign or grant any rights under any of the Agilent Patents unless such assignment or grant is made subject to the licenses granted in this Agreement.

     4.7 RESPONSE TO REQUESTS. Each party shall, upon a request from the other party sufficiently identifying any Patent or Patent application, inform the other party as to the extent to which said Patent or Patent application is subject to the licenses and other rights granted hereunder. If such licenses or other rights under said Patent or Patent application are restricted in scope, copies of all pertinent provisions of any contract or other arrangement creating such restrictions shall, upon request, be furnished to the party making such request, unless such disclosure is prevented by such contract or other arrangement, and in such event, a statement of the nature of such restriction shall be provided.

     4.8  RECORDATION OF LICENSES.

          (a) For any country, now or in the future, that requires the express consent of all inventors or their assignees to the grant of licenses or rights under Patents issued in such countries for joint inventions:

              (i) each party shall give such consent, or shall obtain such consent from its employees, its Subsidiaries or employees of any of its Subsidiaries, as required to make full and effective any such licenses and rights respecting any joint invention granted to a grantee hereunder by such party; and

              (ii) each party shall take steps that are reasonable under the circumstances to obtain from Third Parties whatever other consents are necessary to make full and effective such licenses and rights respecting any joint invention purported to be granted by it hereunder. If, in spite of such reasonable steps, such party is unable to obtain the requisite consents from such Third Parties, the resulting inability of such party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this Agreement.

          (b) Each party agrees, without demanding any further consideration, to execute (and to cause its Subsidiaries or Affiliated Companies to execute) all documents reasonably requested by the other party to effect recordation of the license relationship between the parties created by this Agreement.

                                   ARTICLE V

                                CONFIDENTIALITY

     The terms of the Master Confidential Disclosure Agreement between the parties shall apply to any Confidential Information (as defined therein) which is the subject matter of this Agreement.

                                  ARTICLE VI

                                  TERMINATION

     6.1 VOLUNTARY TERMINATION. By written notice to the other party, each party may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder by such other party. Such notice shall specify the effective date of such termination and shall clearly specify any affected Patent, Patent application, Invention Disclosure, product or service.

     6.2 SURVIVAL. Any voluntary termination of licenses and rights of a party under Section 6.1 shall not affect such party's licenses and rights with respect to any licensed product made or service furnished prior to such termination, and shall not affect the licenses and rights granted to the other party hereunder.

     6.3 NO OTHER TERMINATION. Each party acknowledges and agrees that its remedy for breach by the other party of the licenses granted to it hereunder or of any other provision hereof, shall be, subject to the requirements of Article VII, to bring a claim to recover damages subject to the limits set forth in this Agreement and to seek any other appropriate equitable relief, other than termination of the licenses granted by it in this Agreement.

                                  ARTICLE VII

                              DISPUTE RESOLUTION

     7.1 NEGOTIATION. The parties shall make a good faith attempt to resolve any dispute or claim arising out of or related to this Agreement through negotiation. Within thirty (30) days after notice of a dispute or claim is given by either party to the other party, the parties' first tier negotiating teams (as determined by each party's Director of Intellectual Property or his or her delegate) shall meet and make a good faith attempt to resolve such dispute or claim and shall continue to negotiate in good faith in an effort to resolve the dispute or claim or renegotiate the applicable section or provision without the necessity of any formal proceedings. If the first tier negotiating teams are unable to agree within thirty (30) days of their first meeting, then the parties' second tier negotiating teams (as determined by each party's Director of Intellectual Property or his or her delegate) shall meet within thirty (30) days after the end of the first thirty (30) day negotiating period to attempt to resolve the matter. During the course of negotiations under this Section 7.1, all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating teams but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

     7.2 NONBINDING MEDIATION. In the event that any dispute or claim arising out of or related to this Agreement is not settled by the parties within fifteen
(15) days after the first meeting of the second tier negotiating teams under
Section 7.1, the parties will attempt in good faith to resolve such dispute or claim by nonbinding mediation in accordance with the American Arbitration Association Commercial Mediation Rules. The mediation shall be held within thirty (30) days of the end of such fifteen (15) day negotiation period of the second tier negotiating teams. Except as provided below in Section 7.3, no litigation for the resolution of such dispute may be commenced until the parties try in good faith to settle the dispute by such mediation in accordance with such rules and either party has concluded in good faith that amicable resolution through continued mediation of the matter does not appear likely. The costs of mediation shall be shared equally by the parties to the mediation. Any settlement reached by mediation shall be recorded in writing, signed by the parties, and shall be binding on them.

     7.3 PROCEEDINGS. Nothing herein, however, shall prohibit either party from initiating litigation or other judicial or administrative proceedings if such party would be substantially harmed by a failure to act during the time that such good faith efforts are being made to resolve the dispute or claim through negotiation or mediation. In the event that litigation is commenced under this Section 7.3, the parties agree to continue to attempt to resolve any dispute according to the terms of Sections 7.1 and 7.2 during the course of such litigation proceedings under this Section 7.3.

                                 ARTICLE VIII
                            LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES OR AFFILIATED COMPANIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES OR AFFILIATED COMPANIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT DAMAGES FOR INFRINGEMENT AVAILABLE TO EITHER PARTY UNDER APPLICABLE LAW IN THE EVENT OF BREACH BY THE OTHER PARTY OF SECTIONS 3.1, 3.2 OR 3.8(a) AND SHALL NOT LIMIT EACH PARTY'S OBLIGATIONS EXPRESSLY ASSUMED IN EXHIBIT K OF THE MASTER SEPARATION AGREEMENT; PROVIDED FURTHER THAT THE EXCLUSION OF PUNITIVE DAMAGES SHALL APPLY IN ANY EVENT.

                                  ARTICLE IX
                           MISCELLANEOUS PROVISIONS

     9.1 DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL PATENTS AND ANY OTHER INFORMATION OR MATERIALS LICENSED OR PROVIDED HEREUNDER ARE LICENSED OR PROVIDED ON AN "AS IS" BASIS AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES OR AFFILIATED COMPANIES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Without limiting the generality of the foregoing, neither party nor any of its Subsidiaries or Affiliated Companies makes any warranty or representation as to the validity and/or scope of any Patent licensed by it to the other party hereunder or any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement of any Patent or other intellectual property right of any Third Party.

     9.2 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Agilent Patents and the HP Patents. Neither party is required hereunder to furnish or disclose to the other any technical or other information (including copies of the Agilent Patents and the HP Patents, Patent applications or Invention Disclosures) except as specifically provided herein.

     9.3 INFRINGEMENT SUITS. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any of the Agilent Patents or the HP Patents or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any of the Agilent Patents or the HP Patents. Unless the parties otherwise agree pursuant to Section 4.4, HP shall not have any right to institute any action or suit against Third Parties for infringement of any of the Agilent Patents, and Agilent shall not have any right to institute any action or suit against Third Parties for infringement of any of the HP Patents.

     9.4 NO OTHER OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES. Without limiting the generality of the foregoing, neither party, nor any of its Subsidiaries or Affiliated Companies is obligated to (i) file any Patent application, or to secure any Patent or Patent rights, (ii) to maintain any Patent in force, or (iii) provide any technical assistance, except for the obligations expressly assumed in this Agreement.

     9.5 ENTIRE AGREEMENT. This Agreement, the Master Separation Agreement and the other Ancillary Agreements (as defined in the Master Separation Agreement) constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent there is a conflict between this Agreement and the Master Assignment and Assumption Agreement between the parties, the terms of this Agreement shall govern.

     9.6 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     9.7 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.8 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), by registered or certified mail (postage prepaid, return receipt requested) or by e-mail with receipt confirmed by return e-mail to the respective parties as follows:

                    if to HP:c/o Hewlett Packard Company
                    3000 Hanover Street
                    Palo Alto, CA  94304
                    Attention:  Associate General Counsel and
                                Director of Intellectual Property
                    Telecopy:  (650) 852-8194
          if to Agilent:

                    c/o Agilent Technologies, Inc.
                    3000 Hanover Street
                    Palo Alto, CA  94304
                    Attention:  Assistant General Counsel and
                                Director of Intellectual Property
                    Telecopy:  (650) 813-3095

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by e-mail, telecopy or by air courier shall be deemed effective on the first Business Day following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the third Business Day following the day on which such notice or communication was mailed. As used in this Section 9.8, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close.

     9.9 NONASSIGNABILITY. Except as set forth in Section 3.7, neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     9.10 SEVERABILITY. If any term or other provision of this Agreement is determined by a nonappealable decision of a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     9.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     9.12 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

  9.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.

     WHEREFORE, the parties have signed this Master Patent Ownership and License Agreement effective as of the date first set forth above.

HEWLETT-PACKARD COMPANY             AGILENT TECHNOLOGIES, INC.

By:______________________________     By:_______________________________________

Name:____________________________     Name:_____________________________________

Title:___________________________     Title:____________________________________

                                   EXHIBIT A

               TO MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

                             AFFILIATED COMPANIES


1.   HP Affiliated Companies
     -----------------------

     ImagineCard

     Idea LLC

     Intria-HP

     Intria-HP Potomac

     Ericsson-HP Telecom (Sweden)

     Ericsson-HP Telecom (France)

     Hua-Pua

     Putial Ome

     PT Berka Services

     Liquidity Management Group

     Hugin Expert

     Syc

     Sopura Systems

2.   Agilent Affiliated Companies
     ----------------------------

     Chartered Semiconductor Partners Singapore

     LumiLEDS

                                   EXHIBIT B
               TO MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

                             HP FIELD RESTRICTIONS

1. Biological and Chemical Deposition (as such terms are defined in the Patent Field Definition Database)

2.   Health Care (as such term is defined in the Patent Field Definition
     Database)

                                   EXHIBIT C
               TO MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

                          AGILANT FIELD RESTRICTIONS

1. Printing Devices, Printer Supplies, Components and Accessories and Document Scanners (as such terms are defined in the Patent Field Definition Database)

2. Computing Devices (as such term is defined in the Patent Field Definition Database)